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Exhibit 22.1
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
                                                                                               State of
																																																																	     Percentage               Incorporation
Parent                                                                of Ownership             or Organization
Metropolitan Financial    1) Metropolitan Federal Bank, fsb           100%                     U.S.
   Corporation            2) Edina Realty, Inc.                       100%                     Minnesota



The following are first tier subsidiaries of Metropolitan Federal Bank, fsb:

                          1) Equity Title Services, Inc.              100%                     Minnesota

                          2) MFC Insurance Corporation                100%                     South Dakota
                             (dba, Metropolitan Financial Services)

                          3) Metropolitan Service Corporation         100%                     North Dakota

                          4) Lancaster Investment Corporation         100%                     Nebraska

                          5) American Charter Credit Corporation      100%                     Delaware

                          6) Security Consumer Services, Inc.         100%                     Minnesota

                          7) First Realty Property Management, Ltd.   100%                     Iowa

                          8) Columbia Mortgage Corporation            100%                     Kansas

                          9) Western Columbia Mortgage Holding, Inc.  100%                     Kansas
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